CERTFICATE OF AMENDMENT

                                       OF

                       AGREEMENT AND DECLARATION OF TRUST

                                       OF

                   FRANKLIN TEMPLETON FUND ALLOCATOR SERIES


           The undersigned certify that:

           1. They constitute a majority of the Board of Trustees of the Franklin Templeton Fund Allocator Series, a Delaware business trust (the "Trust").

           2. They hereby adopt the following amendment to the Agreement and Declaration of Trust of the Trust (the "Declaration of Trust"):

           The reference to the principal place of business on the signature page of the Declaration of Trust is hereby deleted in its entirety.

           3. This amendment is made pursuant to Article VIII, Section 4 of the Declaration of Trust, which empowers the Trustees to restate and/or amend such Declaration of Trust at any time by an instrument in writing signed by a majority of the then Trustees.

           IN WITNESS WHEREOF, the Trustees named below do hereby set their hands as of the 19th day of July, 2001.


/s/ FRANK H. ABBOTT, III         /s/ HARRIS J. ASHTON
Frank H. Abbott, III, Trustee    Harris J. Ashton, Trustee

/s/ S. JOSEPH FORTUNATO          /s/ EDITH E. HOLIDAY
S. Joseph Fortunato, Trustee     Edith E. Holiday, Trustee

/s/ CHARLES B. JOHNSON           /s/ RUPERT H. JOHNSON, JR.
Charles B. Johnson, Trustee      Rupert H. Johnson, Jr., Trustee

/s/ FRANK W.T. HAHAYE            /s/ GORDON S. MACKLIN
Frank W. T. LaHaye, Trustee      Gordon S. Macklin, Trustee